Exhibit 16.1

U.S. Securities and Exchange Commission

100 F Street NE

Washington DC 20549-7561

Commissioners:

We have read Form 8-K of Ispire Technology Inc. (“Ispire” or “the Company”) dated December 13, 2023, and agree with the contents contained therein.

Very truly yours,

MSPC

Certified Public Accountants and Advisors,

A Professional Corporation

New York, New York

December 13, 2023